                                                                  EXHIBIT 10.13

           ASSIGNMENT, ASSUMPTION, BILL OF SALE AND CONSENT AGREEMENT
                            (Richardson, TX Facility)


     This Assignment, Assumption, Bill of Sale and Consent Agreement (this "Agreement"), is made as of this 20th day of October, 1993 between MEDCO CONTAINMENT SERVICES, INC., a Delaware corporation having an address at 100 Summit Avenue, Montvale, New Jersey 07645 ("Assignor"), ADVANCE PHARMACY SERVICES, INC., a Delaware corporation, having an address at 545 East John Carpenter Freeway, Suite 1900, Irving, Texas 75062 ("Assignee"), and TRINITY PROPERTIES, LTD., a Texas Limited Partnership, having an address at 200 Crescent Court, Suite 1055, Dallas, Texas 75201 ("Landlord").

                                   PREAMBLES:

     Assignor and Assignee hereby enter into this Agreement whereby: (i) Assignor agrees to assign to Assignee, and Assignee agrees to accept and assume, all of Assignor's rights and obligations under that certain lease agreement (the "Lease") encompassing premises located at 909 E. Collins Boulevard, Richardson, Texas 75031 (the "Property") dated February 25, 1991 between Flex Rx Pharmacy Services, Inc. as tenant, on the one hand, and Landlord, on the other hand, which Lease was assigned to Assignor by that Assignment and Assumption Agreement between Assignor and Flex Rx Pharmacy Services, Inc. dated May 3, 1993, and (ii) Assignor agrees to assign, transfer and convey to Assignee all items listed on EXHIBIT A attached hereto and incorporated herein by this reference, and any and all fixtures, fittings, appliances, apparatus, equipment, machinery, or other items of tangible personal property affixed or attached to the Property and owned by Assignor (collectively, the "Fixtures"), and Landlord hereby consents to the assignment transfer, conveyance and assumption effected by this Agreement upon the terms set forth in Paragraph 6 hereof.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Assignor, Assignee and Landlord agree as follows:

                                   AGREEMENT:

1. Effective as of the date of this Agreement (the "Effective Date"), Assignor hereby grants, bargains, sells, assigns, conveys and transfers unto
     Assignee: (i) all of Assignor's right, title and interest in and to the Lease, subject to the terms contained herein, and (ii) all of Assignor's right, title and interest in and to the Fixtures.

2. Assignee hereby agrees, for the benefit of Landlord and Assignor, to assume the Lease for the balance of the term thereof, to pay to Landlord the base rent and all other rent (as defined in the Lease) and other sums required to be paid thereunder, and to faithfully perform as a direct obligation to Landlord all of the covenants, duties and obligations of Assignor, as "Tenant" under the Lease.


3. Assignee hereby indemnifies and holds harmless Assignor and its affiliates, and its and their officers, directors, employees, agents, successors and assigns from and against any and all loss suffered or incurred by them arising out of or resulting from the Lease or the Property or this Agreement, the cause for which arose on or after the Effective Date.

4. If Assignee defaults in its obligations under the Lease (the "Obligations") and Assignor pays rent to Landlord or fulfills any of Assignee's other obligations in order to either prevent Assignee from being in default or to attempt to cure a default, Assignee immediately shall reimburse Assignor for the amount of rent and/or reasonable costs incurred by Assignor in fulfilling Assignee's Obligations pursuant to this Agreement, together with interest on those sums at an annual rate of two (2%) percent over the prime rate of interest in effect at the time of each such default. If Assignee defaults under the Lease, Assignor shall have all rights against Assignee that are available by law and those contained in the Lease, including, without limitation, Assignor's right to reenter and retake possession of the premises from Assignee after three (3) days prior written notice, unless cured by Assignee within that three-day period. Assignee agrees to pay any reasonable attorney's fees and costs incurred by Assignor in any action where Assignor seeks to enforce its rights under the Lease or this Agreement or where Assignor seeks to defend itself from any claim arising out of a default by Assignee of Assignee's obligations under the Lease or Agreement.

5. Assignor hereby indemnifies and holds harmless Assignee and its affiliates, and its and their officers, directors, employees, agents, successors and assigns from and against any and all loss suffered or incurred by them arising out of or resulting from the Lease, the cause for which arose prior to the Effective Date.

6. Without waiver of any restrictions concerning further assignment under the Lease, Landlord hereby consents to the assignment and assumption between the Assignor and Assignee as set forth herein. Landlord shall have the right and ability to enforce the provisions of the Lease against Assignor and/or Assignee without making demand upon or proceeding in any way against any other person. Subject to Paragraph 7 below, nothing contained in this Agreement, including the assumption by Assignee of Assignor's obligations under the Lease, shall in any manner release, reduce, or affect the obligations of Assignor or of any previous tenant under the Lease to Landlord and its successors and assigns, and Assignor and any previous tenant shall remain fully liable therefor; notwithstanding the foregoing, Assignor shall not be required to perform any obligations under the Lease until Assignor has received the same notice and cure rights as provided the "Tenant" thereunder, and further provided that any such cure period applicable to a default that cannot be cured without possession shall not commence until Assignor obtains possession of the premises and, in that case, Assignor agrees to use all reasonable and prudent efforts to obtain possession of the premises at the earliest possible date.

7. Landlord and Assignee acknowledge and agree that Assignor shall have no liability beyond May 31, 1996 under either the Lease or this Agreement, even in the event Assignee exercises its renewal option under Paragraph 35 of the Lease. Landlord and Assignee further agree that, prior to May 31, 1996, they shall not enter into any agreement that amends or modifies the Lease in any way that materially increases the liability or potential liability of Assignor under the Lease and/or this Agreement without Assignor's prior written consent, which consent shall not be unreasonably withheld, and that any violation of this provision shall relieve Assignor of all liability thereafter accruing under the Lease.

8. Assignee, Assignor and Landlord each hereby covenant, warrant and represent that (a) each has full power and authority and has obtained any required authorizations to enter into and consummate the transaction contemplated hereby; and (b) each are not subject to any action, voluntary or involuntary, pending under the bankruptcy or debtor relief laws of the United States or any state thereof.

9. Assignee acknowledges and agrees that neither Assignor nor Landlord nor their agents have made any warranties or representations with respect to the building, the land upon which it is erected, or the premises except as expressly set forth in the provisions of the Lease. Assignee agrees to accept the building, land, and Fixtures, on an as-is, where-is basis.

10. Any notice, demand, request, consent, approval or communication that any party desires or is required to give to any other party pursuant to the Lease or this Agreement shall be sent to all parties at the following addresses (or at such other addresses as a party may inform all other parties of in writing):

                    Assignor: MEDCO CONTAINMENT SERVICES, INC.
                              100 Summit Avenue
                              Montvale, New Jersey 07645
                              ATTN:     General Counsel

                    Assignee: ADVANCE PHARMACY SERVICES, INC.
                              545 East John Carpenter Freeway
                              Suite 1900
                              Irving, Texas 75062
                              ATTN:     Jon S. Halbert, President

                    Landlord: TRINITY PROPERTIES, LTD .
                              200 Crescent Court
                              Suite 1055
                              Dallas, Texas 75201
                              ATTN:  John R. Bunten, Jr.

     Notices and other communications shall be deemed to be delivered either the next business day after being sent by overnight courier or three (3) days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out above.

11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

WITNESS the due execution hereof as of the day and year first above written.

                              ASSIGNOR:
                              MEDCO CONTAINMENT SERVICES, INC.



                              By: /s/ Paul C. Suthern
                                 ------------------------------------------
                              Name:     Paul C. Suthern
                                   ----------------------------------------
                              Title:    President and CCO
                                    ---------------------------------------


                              ASSIGNEE:
                              ADVANCE PHARMACY SERVICES, INC.



                              By: /s/ Jon S. Halbert
                                 ------------------------------------------
                              Name:      Jon S. Halbert
                                   ----------------------------------------
                              Title:    President
                                    ---------------------------------------


                              LANDLORD:
                              TRINITY PROPERTIES, LTD.



                              By: /s/ John R. Bunten, Jr.
                                 ------------------------------------------
                              Name:      John R. Bunten, Jr.
                                   ----------------------------------------
                              Title: Authorized Representative
                                    ---------------------------------------

                                EXHIBIT A

1 A/C unit in ceiling in computer room
1 box of phone wire
1 broom
3 buckets
1 bucket of paint
8 security cameras
1 computer stand
1 dust bucket
1 dust mop
8 fire extinguishers
1 Hayes 1200 modem (on wall)
1 headset
1 heat sealer
1 key rack
1 mail bag holder
1 metal ladder
1 NEAX 2400 1MS PBX System (phone equipment)
1 phone hardware unit #241255
1 pallet of paper
1 phone
1 postage meter-#915R
1 shipping meter#9180R
1 reception desk
1 roll of bags
1 roll of sheet metal (duct work)
1 safe
1 security system (2 pieces)
1 shelf- 9'x7'x3'
2 shelves - 3'x3'x8'
33 shelves - 8'x6'x3'
3 shelves - 3'x7'x21'
3 shelves - 6'x8'x3'
5 shelves - 3'x3'x5'
5 shelves - 3'x6'x6'
5 shelves - 7'x8'x32'
16 misc. shelves
20 boxes white shelves
24 white shelves
11 pc. of wood shelving
13 boxes of pharmacy shelves
41 shelf units +20 steel units
1 grease board
1 steel track caddy
1 tank of halon
1 Teletrend (wall unit), Digital Network literature
1 TI System (on wall)
1 trash can full of plastic fittings
1 UPS UNISYS
1 video player
1 wooden step

1 work bench
2 boxes light bulbs
2 boxes of computer cable
2 boxes paper goods
2 buckets
2 buckets of tar
2 cans of wax
2 check machines - Encoder
2 desk chairs (wood)
2 desk mats
2 desks
2 digital announcer units
2 floor mats
2 LaMarche circuit breakers
2 LaMarche units
2 large door frames
2 manifest labelers
8 metal desks
2 Frieden Acatel #8865 shipping meters
2 tables
2 tack boards
24 trash cans
2 trays of register tapes
2 wall boards - 1 slick and 1 tack
3 bags of USPS mail bags
3 buffing wheels
3 chair mats
3 computer keyboards
3 end tables
3 ETE 62 earphones
3 frames (overhead lights)
3 metal desks
3 wet mops
5 camera monitors
6 boxes cotton
12 folding tables
8 batteries (UPS system)
8 wooden/steel racks - 3'x 18"x 6'
9 wood doors
11 241292 earphones
11 ASCII reference books
15 Intermec bar code wands
15 signs
27 boxes of paper goods
140 shelving boards
misc. cleaning supplies

                             [Advance ParadigM Logo]



VIA HAND DELIVERY

December 1,1995

Mr. John R. Bunten, Jr.
TRINITY PROPERTIES, LTD.
Suite 1055
Dallas, Texas 75201

     Re: Commercial Lease Agreement entered into as of the 25 th day of February 1991 between Trinity Properties, Ltd. ("Landlord") and Flex Rx Pharmacy Services, Inc., , as subsequently assigned to Advance ParadigM, Inc. (formerly known as Advance Pharmacy Services, Inc., "Advance") pursuant to that certain Assignment, Assumption, Bill of Sale and Consent Agreement dated as of the 20th day of October, 1993 between Medco Containment Services, Inc., Advance and Landlord.

Dear Mr. Bunter:

Pursuant to Section 36 of the above referenced Commercial Lease Agreement, Advance hereby notifies Landlord of its intent to renew the Lease for one five
(5) year period.


Very truly yours,

/s/ Jon S. Halbert

Jon S. Halbert
Executive Vice President


On behalf of Trinity Properties, Inc.,
the undersigned acknowledges receipt
of this notice on December 1, 1995


TRINITY PROPERTIES, INC.


By: /s/ F.M. Smith
   ---------------------------
Print name:    F.M. Smith
           -------------------

                           COMMERCIAL LEASE AGREEMENT


     THIS LEASE AGREEMENT is made and entered into as of the 25th day of February, 1991, between TRINITY PROPERTIES. LTD. ("Landlord") and FLEX RX PHARMACY SERVICES, INC., A WHOLLY OWNED SUBSIDIARY OF GIANT EAGLE. INC., A PENNSYLVANIA CORPORATION ("Tenant"):

                              W I T N E S S E T H :

     1. LEASED PREMISES: In consideration of and subject to the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises (the "leased premises") consisting of approximately 2.425 acres of land and an approximately 38,400 square foot building (the "Building") and being located thereon and commonly known as

                              909 E. Collins Blvd.
                             Richardson, Texas 75081

     The leased premises being more particularly described on EXHIBIT A attached hereto.

     2. TERM: Subject to and upon the conditions set forth herein, the term of this Lease shall be 63 MONTHS, commencing on February 25, 1991 (the "Commencement Date") and terminating on the last day of the 63rd month thereafter at midnight or such shorter period if this Lease is sooner terminated pursuant to any provision hereof (the "Expiration Date"), except as may be modified by virtue of the operation of Paragraph 36 hereof.

     3.   RENT:

          (a) BASE RENT. Tenant agrees to pay rent monthly as base rental during the term of this Lease the applicable monthly rent based on the following annual per square foot amounts:

     Months 1 through 15      $3.50 psf ($11,200.00 monthly)

     Months 16 through 27     $3.75 psf ($12,000.00 monthly)

     Months 28 through 38     $4.00 psf ($12,800.00 monthly)

     Months 40 through 51     $4.25 psf ($13,600.00 monthly)

     Months 52 through 63     $4.50 psf ($14,400.00 monthly)


Said amounts shall be payable to landlord at the address shown in Paragraph 31 hereof the first day of the month. Notwithstanding the foregoing, Landlord agrees to abate all base rental otherwise arising during the first three (3) months following the Commencement Date. The monthly installment of rent pertaining to the fourth month following the Commencement Date shall be due and payable on the date of execution of this Lease by Tenant for the said fourth month's base rental and a like monthly installment shall be due and payable on or before the first day of each calendar month thereafter during the demised term; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Tenant shall pay, as additional rental, all other sums due under this Lease. All rental and other sums due Landlord under this Lease shall be paid to Landlord, without offset or deduction except as expressly provided in Paragraph 42, when due in good funds in Dallas, Texas at the address shown in Paragraph 21 hereof. The term "rent" or "rental" shall mean the base rental and all other sums payable by Tenant to Landlord hereunder.

     (b) REAL ESTATE TAXES. (i) Tenant shall pay as additional rent, prior to delinquency, all real estate taxes, state and local rent taxes, beginning for the tax year 1991, and other taxes and governmental assessments attributable to the leased premises with respect to all water charges, sewer charges, other charges for utilities and all governmental assessments of whatever kind or character attributable to the leased premises or Tenant's use expressly thereof. Tenant shall provide Landlord with receipts and such other documentation as Landlord reasonably requests to evidence the payment of such taxes, charges and assessments.

          (ii) For the years in which this Lease (including all renewals) commences and terminates, Tenant shall only pay a proportionate share of said taxes, based on a ratio of the term within the tax year to the full tax year.

          (iii) Landlord shall submit to Tenant copies of all notices concerning assessments, changes of assessments, tax rates and changes, tax bills and other information pertaining to real estate taxes promptly upon receipt. Landlord agrees that Tenant may, in its own name or in Landlord's name, and at Tenant's expense, appeal assessments on the leased premises, and Landlord agrees to cooperate in such appeals, and to execute any necessary papers in connection with said appeals. If by virtue of any application or proceeding brought by or on behalf of Landlord, there shall be a reduction of the real estate taxes for which Tenant has previously paid, Tenant shall be entitled to a corresponding credit to be applied against the next accruing installments of real estate taxes due.

          (iv) Tenant shall be obligated to pay real estate taxes only to the extent Landlord is obligated to pay such taxes. In the event Landlord receives an abatement, reduction, elimination, postponement, refund, or other benefit in connection with the payment of real estate taxes on the leased premises, Tenant stall be entitled to the benefit thereof.

     (c) MAINTENANCE. Tenant shall pay not as additional rent but directly all expenses incurred with respect to the maintenance and operation of the leased premises, including, but not limited to, maintenance and repair costs, expenses incurred in maintaining exterior plumbing and landscaping (but not including expenses associated with maintaining the roof, foundation and exterior walls) security, window washing, trash and snow removal, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the leased premises, and all services, supplies, repairs, replacements or other expenses for maintaining and operating the leased premises.

     4. SIGNS: Tenant may place or affix signs upon or to the roof or exterior walls of the leased premises or paint signs upon the exterior walls of the leased premises without the prior written consent of Landlord, provided that said signs shall be maintained by Tenant and shall not be affixed, installed or maintained in such a way as to increase Landlord's repair obligations under this Lease. Any signs installed by Tenant shall conform with applicable laws in deed and other restrictions. Tenant shall remove all signs at the termination of this Lease and shall repair any damage and close any holes caused or revealed by such removal.

     5. USAGE AND INSURANCE: Tenant warrants and represents to Landlord that the leased premises shall be used and occupied only for a purpose complying with all laws, rules, regulations and restrictions. Tenant shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or otherwise unreasonably interfere with any owner or user of an adjoining property or Landlord in its management of the Building. Tenant shall not commit, or suffer to be committed, any waste on the leased premises, nor shall Tenant permit the leased premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on the leased premises or contents of the Building. The character of occupancy and use of the leased premises, as restricted by this and other paragraphs of this Lease, is a material additional consideration and inducement for the granting of this Lease.

     6. BUILDING SERVICES: Tenant shall be responsible for, and pay the cost of, all utility services, including but not limited to initial connection charges, all charges for gas, water, telephone services of whatever nature, and electricity used on the leased premises. and for all electric lights, lamps, and tubes. Tenant shall also furnish reasonable routine maintenance, painting and electric lighting service for the Building at Tenant's cost and expense. Failure by Tenant to any extent to obtain these defined utility services, or any cessation thereof, resulting from causes other than the actions of Landlord shall neither render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent nor relieve Tenant from fulfillment of any covenant in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Tenant shall use best efforts to repair the same promptly, but Tenant shall have no claim for rebate on account of any interruption in service occasioned from Tenant's repairs.

     7. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises during the term of this Lease. Subject to other provisions of this Lease imposing obligations in this respect on Tenant and further subject to the provisions of Paragraphs 4, 11, 12 and 13 hereof, Landlord shall repair, replace and maintain the external and structural parts of the Building, including, specifically, the roof. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

          (b) Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises or the Building caused by Tenant or Tenant's agents, employees, invitees, contractors, licensees or visitors, including equipment within and serving the Building, unless the damage comes under the terms and provisions of Paragraph 14 hereof. If Tenant fails to make the repairs or replacements promptly, Landlord may, at its option but only after furnishing prior notice to Tenant reasonable under the circumstances, make the repairs or replacements and the cost of such repairs or replacements plus a fee of 15% to cover Landlord's overhead shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due hereunder. Landlord shall, at its own and coat and expense, repair or replace any damage or injury to all or any part of the leased premises or the Building caused by Landlord or Landlord's agents, employees, invitees, contractors, licensees or visitors unless the damage comes under the terms and provisions of Paragraph 14 hereof; in no event shall an invitee, contractor, licensee or visitor of Tenant be deemed an invitee, contractor, licensee or visitor of Landlord simply by virtue of Landlord's fee ownership of the leased premises.

          (c) Tenant shall maintain the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the leased premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear, fire or other casualty or condemnation excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Tenant alone, and if Landlord undertakes to restore the leased premises it shall have a right of reimbursement against Tenant for such cost plus a fee of fifteen percent (15%) to cover Landlord's overhead.

          (d) All requests for repairs or maintenance that are the responsibility of the Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth in Paragraph 31 hereof.

          (e) Landlord agrees that except as otherwise provided herein, if any notice of a defective condition of the leased premises is given by Tenant to Landlord and Landlord has not undertaken to repair said defective condition within twenty (20) days under ordinary circumstances and completed said repairs within a reasonable time thereafter, or a reasonably shorter period of time in case of emergency, Tenant shall have the privilege of making such repairs at the expense of Landlord and, subject to the limitations set forth in Paragraph 42, may deduct from the rent and other payments due under this Lease amounts sufficient to reimburse Tenant for such expense. Nothing contained herein shall be construed to require Tenant to make such repairs. For the purposes of this Subparagraph 7(e), the undertaking of repairs shall include the solicitation of bids if reasonably required by Landlord.

     8. COMPLIANCE WITH LAWS: Tenant, at Tenant's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises. Notwithstanding the foregoing, and as more specifically set forth in Paragraph 38 hereof, Tenant shall not be obligated pursuant to this Paragraph 8 to make any structural changes to the leased premises which do not directly relate to or result from Tenant's particular manner of use and occupancy of the leased premises.

     9.   LANDLORD IMPROVEMENTS: (DELETED)

     10. ALTERATIONS AND IMPROVEMENTS: (a) Landlord has approved the alterations Tenant intends to make to the leased premises beginning approximately on the Commencement Date, said alterations (the "Initial Tenant Improvements") being generally described on Exhibit B attached hereto. Tenant, but not any subtenant or assignee, may make any subsequent or additional structural alterations to the leased premises only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Tenant, but not any subtenant or assignee, may make any non-structural alteration to the leased premises which otherwise complies with the terms of this Lease without the prior consent of Landlord. A subtenant or assignee shall not make any alteration without the prior written consent of Landlord in each instance, which consent, in the case of non-structural alterations, shall not be unreasonably withheld or delayed, and, in the case of structural alterations, may be withheld in Landlords sole discretion. Tenant shall give Landlord prior written notice of its request to make any alterations. Within twenty (20) days from receipt of such written notice, Landlord shall have the right to request from and to be provided by Tenant any additional information with respect to such alterations and to make such requirements with respect thereto as shall be reasonable under the circumstances including, but not limited to, information in the form of drawings, estimates and plans and specifications of the proposed alterations. Should any structural changes be necessitated by the plans and specifications, other than structural or non-structural changes comprising the Initial Tenant Improvements, Tenant shall pay to Landlord sums reasonably paid by Landlord, if any, to outside consultants or specialists for reviewing Tenant's estimates, drawings, plans and specifications.

     (b) Any alterations made by Tenant in accordance with Subparagraph 10(a) above shall be constructed and completed in a good and workmanlike manner at Tenant's expense by Tenant or by outside contractors properly licensed and adequately bonded to perform the applicable work and, in the case of structural alterations, in accordance with plans and specifications approved by Landlord, which approvals shall not be unreasonably withheld or delayed. Only those contractors designated or reasonably approved by Landlord may perform services within the leased premises upon equipment, components or systems therein owned by Landlord and covered by existing warranties. Tenant shall obtain all necessary governmental permits, licenses and approvals and shall comply with all applicable laws, governmental and insurance requirements, building codes and other applicable rules and regulations in connection with any such alterations.

     (c) Tenant shall keep the leased premises free from any liens arising from any work performed, material furnished, or obligations incurred by or at the request of Tenant. All persons contracting with Tenant or furnishing or rendering labor or materials to Tenant shall be notified in writing by Tenant that they must look only to Tenant for payment for such labor or materials. Nothing contained in this Lease shall be construed as Landlord's consent to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the leased premises or the Building, nor as giving Tenant any right to contract for, or to permit the performance of any services or the furnishing of any materials that would result in any lien against the leased premises or the Building. If any lien is filed against the leased premises, Building or Tenant's leasehold interest in the leased premises as the result of work performed, materials furnished or obligations incurred by or at the request of Tenant, its agents, contractors, employees or invitees, Tenant shall discharge or bond (in a manner reasonably satisfactory to Landlord) same within ten (10) days after notice of its filing. If Tenant fails timely to discharge or bond (in a manner reasonably satisfactory to Landlord) any such lien, then, in addition to any other right or remedy of Landlord, and at its election, Landlord may discharge the lien by either paying the amount claimed to be due or by obtaining the discharge in any other manner deemed reasonable by Landlord. Tenant shall pay, on demand, any costs incurred by Landlord for the discharge or satisfaction of any such lien, and all reasonable attorneys' fees and other expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien. Notwithstanding anything to the contrary contained in this Subparagraph 10(c), Tenant shall not be required to provide any bond pursuant to the provisions hereof in excess of one hundred fifty percent (150%) of the total amount claimed.

     (d) All alterations, leasehold improvements and other physical additions made or installed by or for Tenant in or to the leased premises (other than Tenant's furniture, furnishings, personal property, removable equipment, and removable trade fixtures), shall become Landlord's property at the Expiration Date or upon earlier termination hereof. Tenant agrees to remove, at Tenant's expense, all of its furniture, furnishings, personal property, removable equipment, and removable trade fixtures by the Expiration Date or upon earlier termination hereof and shall promptly reimburse Landlord for the cost of repairing all damage done to the leased premises or the Building by such removal. At Landlord's election, and either immediately if the property not removed has an aggregate value of less than $1,000.00 or after reasonable notice to Tenant if the aggregate value is $1,000.00 or greater, such property not so removed shall become the property of Landlord or be removed by Landlord at Tenant's expense, including without limitation, any moving, crating and storage expense relating thereto.

     11. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use, other than for temporary use, under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Landlord is entitled to receive the entire condemnation award up to the amount of any option to purchase price or any first offer amount available to Tenant on the date physical possession is taken by the condemning authority pursuant to Paragraph 39 hereof and Tenant shall have no claim to such portion of the condemnation award; Tenant shall be entitled to any remaining amounts up to an amount equal to the then unamortized portion (using a 10-year schedule) of the actual cost to Tenant of the Initial Tenant Improvements. All remaining amounts (the "Remaining Proceeds"), shall belong to Landlord, except as provided in the concluding sentence of this Subparagraph 11
(a). Nothing herein shall prevent Tenant from seeking a separate award from the condemning authority for loss of business, depreciation of merchandise and fixtures, fixture and equipment damage, removal and reinstallation costs, and moving expenses and Landlord shall not be entitled to any portion of such award, or to make a claim therefor, provided that said separate award does not diminish Landlord's award. If, however, Tenant is prohibited by the condemning authority or applicable law from pursuing a separate award for the damages and costs described in the preceding sentence, Tenant may recover said amounts from the Remaining Proceeds to the extent they are found to be compensable and are expressly included in the condemnation award.

     (b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Subparagraph 11(a) above, Landlord may, at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements. on the leased premises owned by Landlord to substantially the condition prior to such condemnation (pursuant to plans and specifications reviewed and approved by Tenant, said approval not to be unreasonabLy withheld or delayed). The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Landlord is entitled to receive the entire condemnation award and Tenant shall have no claim to such condemnation award, except as provided in the concluding sentence of this Subparagraph 11(b); provided that nothing herein shall prevent Tenant from seeking a separate award from the condemning authority for loss of business, depreciation of merchandise and fixtures, fixture and equipment damage, removal and reinstallation costs, and moving expenses and Landlord shall not be entitled to any portion of such award, or to make a claim therefor, provided that said separate award does not diminish Landlord's award. If, however, Tenant is prohibited by the condemning authority or applicable law from pursuing a separate award for the damages and costs described in the preceding sentence, Tenant may recover said amounts from that portion of the condemnation award that remains after Landlord has fully restored and reconstructed the Building and other improvements on the leased premises, to the extent said damages or costs art found to be compensable and are expressly included in the condemnation award.

     12. FIRE AND CASUALTY: If the leased premises or any part thereof is damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building is damaged by fire or other casualty (a) during (i) the initial term hereof and after the fourth anniversary of the Commencement Date or (ii) any renewal term and after the fourth anniversary of the commencement of that renewal term and (b) Tenant does not promptly exercise its then available option, if any, to purchase the leased premises or to renew this Lease for an additional term of five (5) years, Landlord may terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the rent hereunder shall be abated as of the date of such damage. If Landlord is not entitled to terminate this Lease pursuant to the foregoing sentence, or is entitled but elects not to terminate this Lease, all insurance proceeds payable pursuant to the property insurance on the Building required of Tenant by Paragraph 13 hereof shall be paid to and held by Landlord for application toward the costs of repair and restoration of the Building and Landlord shall commence within the earlier of
(x) a reasonable period of time following Landlord's receipt of such insurance proceeds to repair and restore the Building or (y) a reasonable period of time following Landlord's receipt of sufficient funds from Tenant to complete said repair or restoration, and stall proceed with reasonable diligence to restore the Building to substantially the same condition that existed immediately prior to the casualty (pursuant to plans and specifications reviewed and approved by Tenant, said approval not to be unreasonably withheld or delayed), except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, fixtures, equipment, or decorations removable by Tenant under the provisions of this Lease. Notwithstanding the foregoing, if Landlord fails to commence the aforesaid repair and/or restoration as required pursuant to the provisions of the preceding sentence, Tenant may proceed to commence such repairs and/or restoration in accordance with this Lease after giving five (5) days written notice to Landlord of its intention to do so. Tenant shall be entitled to all proceeds and funds described under clauses (x) and (y) above for all repairs and restoration actually performed by Tenant pursuant to the foregoing sentence. Landlord shall not be liable, and Tenant hereby releases Landlord from liability, for any inconvenience, annoyance to Tenant or injury to the business of Tenant resulting from such damage or the repair thereof. Landlord shall allow Tenant a fair diminution of rent during the time, and to the extent that, Landlord determines that the leased premises are unfit for occupancy, except if any portion of the Building is damaged because of the fault or negligence of Tenant or Tenant's agents, employees or invitees, the rent shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building to the extent such cost is not covered by insurance proceeds collected by Landlord. Except as otherwise provided in this Lease, any insurance that may be carried by

Landlord or Tenant against loss or damage to the Building or leased premises or property of either shall be for the sole benefit of the party carrying such insurance and under its sole control. However, Tenant acknowledges that Landlord is relying on, and Tenant has agreed to carry, the insurance described in Paragraph 13. In addition to all other rights under this Lease and at law, Landlord shall have no obligation to rebuild the leased premises pursuant to this Paragraph if Tenant at the time of the casualty is in default (and all notice and cure periods have expired or subsequently expire) or if the casualty was of the type for which adequate insurance proceeds would have been available under the provisions of Paragraph 13 but proceeds are inadequate due to the failure of Tenant to obtain the insurance, the cancellation of the insurance or any other act or omission of Tenant.

     Damage or destruction by the act of any third party, including a public authority, shall be deemed damage or destruction by a casualty. All damages recoverable on account of such act shall be recovered, used and applied like insurance proceeds and to that end stall be deemed included within the meaning of the expression "insurance proceeds". All insurance proceeds relating to the leased premises which are (i) payable to Landlord at the time Tenant exercises any right under this Lease to purchase the leased premises and (ii) not owing to contractors for repair or restoration work previously performed or contracted for, shall be fully assigned at the closing to Tenant.

     13. PROPERTY INSURANCE: (a) Tenant shall, at its own expense, during the term of this Lease, keep the Building insured with a Texas Standard form of All-Risk Policy for the full replacement value thereof, as determined by Landlord's mortgagee or as reasonably determined by Landlord, to include loss by windstorm, hail, explosion, riot or riot attending a strike, civil commotion, aircraft, vehicles and smoke in the aggregate amounts of not less than the full insurable value of the Building, including, without limitation, all alterations, leasehold improvements or additions whatsoever within the leased premises installed by or on behalf of Tenant. Tenant snaIl not carry deductibles any higher than permitted by Landlord's mortgagee. The insurance is to be carried by one or more insurance companies licensed to do business in Texas and approved by Landlord, which approval shall not be unreasonably withheld. This policy or policies of insurance shall name only Tenant, Landlord and Landlord's mortgagee as named insured. The policy or policies shall provide that any proceeds for loss or damage to the Building shall be payable to Landlord and Landlord's mortgagee (or if the leased premises do not secure a mortgagee of Landlord, then to Landlord and Tenant) as their interests may appear, to be disbursed only in accordance with the provisions of this Lease, which sum shall be used for repair and restoration purposes in accordance with the terms of this Lease. Notwithstanding the sole responsibility of Tenant for the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any property insurance policies on the Building carried by Landlord or Tenant pursuant to this Paragraph 13, except for the application of those proceeds toward restoring the leased premises as provided in Paragraph 12 unless Tenant exercises its option to purchase pursuant to Paragraph 39 hereof.

     (b) At its sole expense, Tenant shall obtain and keep in force during the term of this Lease the following insurance, all policies being issued by insurers and in forms reasonably acceptable to Landlord:

               (i) Comprehensive general liability insurance coverage to include personal injury, bodily injury, broad form property damage, and blanket contractual liability in limits not less than $2,000,000 or such lesser amount as Landlord shall approve.

     Tenant agrees that, upon request by Landlord, certificates of insurance, or certified copies of such insurance policies, will be delivered to Landlord not later than ten (10) days after Tenant receives such request. All policies shall contain an endorsement requiring fifteen (15) days written notice from any insurer to Landlord before amy material change in or cancellation or termination of any policy or certificate of insurance, and before any reduction in coverage.

     Tenant shall neither permit nor place in the leased premises any article, material or item that, may be prohibited by any insurance policy covering the Building. Tenant shall promptly comply with all reasonable requirements of any insurer relating to the leased premises.

          (c) Tenant shall have the right to carry any at insurance under "blanket policies" covering the leased premises and other locations it owns or leases, provided Tenant furnishes Landlord with a certificate from all insurance carriers indicating the limits and coverage specifically attributable to the leased premises.

          (d) Within ten (10) days following the Commencement Date, Landlord shall furnish to Tenant a certificate from Landlord's insurance carrier indicating the limits and coverage of comprehensive general liability insurance maintained by Landlord. Landlord shall have the right to carry any of said insurance under "blanket policies" covering the leased premises and other locations.

     14. WAIVER OF SUBROGATION: Each party hereto waives any and every claim which arises or may arise in its favor against the other party hereto during the term of this lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the leased premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable and actually collected under such insurance policies. Such mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as such mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers. In the event of loss or damage to the leased premises or Building or to the fixtures, personal property, improvements or alterations of Landlord located in or about the leased premises or Building, Landlord releases Tenant and Tenant's authorized representatives from fire and allied perils claims by Landlord, to the extent said loss or damage is covered by valid and collectible insurance carried by Tenant and with proceeds actually received by Landlord, as provided in this Lease. Landlord shall cause each all-risk property insurance policy obtained by Landlord to provide that the insurance company waives all right of recovery by right of subrogation against Tenant in connection with damage covered by such policy. Tenant shall cause each all-risk property insurance policy obtained by Tenant to provide that the insurance company waives all right of recovery by right of subrogation against Landlord in connection with damage covered by such policy. Upon written request, Landlord and Tenant shall provide the other with written proof of such waiver of subrogation. Neither Landlord nor Tenant shall be liable to the other for damage caused by the risks insured against under any all-risk property insurance policy required by this Lease whether or not the coverage is in effect.

     15. HOLD HARMLESS: Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Tenant, or caused by the Building and improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises unless as a result of Landlord's negligence or willful misconduct. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury, and Landlord agrees to indemnify and hold harmless Tenant of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury resulting from Landlord's negligence or willful misconduct.

   16.    QUIET ENJOYMENT:    Landlord warrants that it has full right to
execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal thereof; provided, however, that Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon or subsequently encumbering the leased premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust or other lien hereafter placed on the leased premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such subordination, and the subordination provided in the preceding sentence, is and shall be upon the express condition that (i) no default by Landlord under any mortgage shall affect Tenant's rights under this Lease, so long as Tenant substantially performs the obligations imposed upon it hereunder; (ii) the holder of any mortgage executed prior to the execution of this Lease will execute a Subordination, Nondisturbance and Attornment Agreement substantially as set forth in Exhibit C which is attached hereto and incorporated by reference herein (the "Nondisturbance Agreement"); and (iii) any mortgagee of a mortgage executed after the date of the signing of this Lease shall, if so requested by either Landlord or Tenant, execute a Nondisturbance Agreement substantially as set forth in EXHIBIT C hereto.

     17. LANDLORD'S RIGHT OF ENTRY: Landlord and its authorized agents shall have the right, at all reasonable hours, to enter the leased premises for the following reasons: inspection; cleaning or making repairs; determining if an act of default under this Lease has occurred; to show the leased premises to any prospective tenant, or for any other reasonable purposes.

     18. ASSIGNMENT OR SUBLEASE: (a) This Lease may be assigned by Landlord at Landlord's sole option. Tenant agrees to attorn to and accept the successor or assignee of Landlord as "landlord" under the Lease for the balance then remaining of the term thereof, subject to all terms and conditions of the Lease. It is hereby covenanted and agreed that should Landlord's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event (i) the Lease nevertheless shall remain unimpaired and in full force and effect, (ii) Tenant hereunder agrees to attorn to the then owner of the leased premises, and (iii) Landlord shall be and is hereby entirely freed and relieved of all liability under this Lease thereafter accruing and the then owner of the leased premises shall be deemed to have assumed and agreed to carry out any and all covenants and obligations of Landlord under this Lease. Tenant shall not assign or encumber its interest in this Lease or sublet all or any part of the leased premises without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Any assignment, encumbrance or sublease without Landlord's written consent shall be void, and Landlord shall have the option, upon receipt from Tenant of written request for Landlord's consent to subletting or assignment to cancel this Lease as of the date the requested encumbering, subletting or assignment, is to be effective. Notwithstanding the foregoing, Tenant may assign or sublet "space" to any entity of which Giant Eagle, Inc owns or controls fifty-one percent (51%) of the stock or interest therein without prior written consent of Landlord. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of this subparagraph 18(a). In the event of any assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the leased premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, at its option may collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. Should Landlord not collect directly from the assignee or subtenant such rents, all rentals paid to Tenant shall not be retained by Tenant but shall be retained by Tenant as Trustee for Landlord and immediately paid directly over to Landlord as additional rent.

     (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq. (the "Bankruptcy Code"), any and all rentals, monies or other considerations payable or otherwise to be delivered by the assignee in connection with such assignment shall be directly paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all rentals, monies or other considerations constituting Landlord's property under the preceding sentence not directly paid or delivered to Landlord, shall be held by Tenant in trust for the benefit of Landlord and be promptly paid or delivered to Landlord upon Landlord's request. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. If this Lease is assumed by Tenant, the trustee of Tenant or assigned to any person or entity pursuant to the Bankruptcy Code, "adequate assurance of future performance" under this Lease, within the meaning of the Bankruptcy code, includes, but is not limited to, adequate assurance of each of the following:

               (i) That Tenant, the trustee of Tenant or assignee will assume and perform all obligations arising under the Lease on and after the date of the assumption of assignment;

               (ii) That all rents, monies and other consideration due under the Lease will be paid in full when due;

               (iii) That Tenant, the trustee of Tenant or assignee will cause any and all rentals, monies or other consideration payable in connection with the assumption or assignment to be paid directly to Landlord; and

               (iv) That the leased premises will be used in the manner set forth in Paragraph 5 hereto.

          (c) Notwithstanding anything to the contrary contained in this Lease, the proposed use of the leased premises by any subtenant or assignee shall, in addition to satisfying the provisions of Paragraph 5 and all other Paragraphs of this Lease, be acceptable to and approved by Landlord, said approval not to be unreasonably withheld or delayed.

     19. LANDLORD'S WAIVER: All fixtures, equipment, leasehold improvements and property of any nature which may be installed or placed in or upon the leased premises by Tenant shall remain the property of Tenant. Landlord waives any right it may have in said fixtures, equipment, leasehold improvements and property. Tenant may assign, lien, encumber, mortgage or create a security interest in or upon its equipment, fixtures, leasehold improvements or other property in the leased premises without the consent of Landlord and may remove said property at any time during the Term; PROVIDED, however, Tenant shall have the right to remove leasehold improvements only if such removal can be achieved without material damage to the leased premises and only upon promptly repairing any immaterial damage. Upon the request of Tenant, Landlord agrees to provide Tenant, within ten (10) days of such request, a written waiver in form reasonably satisfactory to Tenant and any lender to Tenant evidencing Landlord's waiver of any rights it has or may have in Tenant's fixtures, equipment and other property. If Landlord fails to execute such waiver of rights, any lender of Tenant may enforce the provisions of this Paragraph 19 as a third party beneficiary.

     20.  UNIFORM COMMERCIAL CODE: Intentionally deleted.

     21. DEFAULT BY TENANT: The following shall be deemed to be events of default by Tenant under this Lease:

          (a) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease on the date that same is due, and such failure shall continue for a period of ten (10) days after Tenant's receipt of written notice therefore from Landlord or its agent, provided, however, that Landlord shall be obligated to furnish said notice no more frequently than twice each calendar year and Tenant's third failure to pay rent or any other payment when due during any calendar year shall constitute an event of default notwithstanding Landlord's failure to deliver notice thereof;

          (b) Tenant shall abandon a substantial portion of the leased premises and shall fail to otherwise comply with the terms of this Lease, including specifically maintaining in full force and effect all insurance required hereunder;

          (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent or otherwise expressly provided in this Paragraph 21, and such failure is not cured within thirty
     (30) days after written notice to Tenant, or, if said failure pertains to a required repair or restoration of the leased premises, within such additional period of time reasonably necessary to complete said repairs if the repairs cannot be effected within said 30-day period and Tenant has diligently commenced and is diligently pursuing said repairs;

          (d) Tenant shall file a petition or be adjudged bankrupt or insolvent under the Bankruptcy Code, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

          (e) Tenant shall do or permit to be done any act which results in a lien being tiled against the leased premises or the Building and Tenant does not satisfy or post an adequate bond satisfactory to Landlord (not to exceed one hundred fifty percent (150%) of the claimed amount) on account thereof within ten (10) days after receiving notice of such lien.

     22. REMEDIES FOR TENANT'S DEFAULT: Immediately upon an occurrence of any event of default set forth in this Lease, Landlord shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies without any notice or demand:

          (a) Terminate this Lease, in which event Tenant shall immediately surrender the leased premises to Landlord, and if

     Tenant fails to surrender the leased premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by padlocking entrances if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage that Landlord may suffer by reason of the termination of the Lease under this Subparagraph 22(a), whether through inability to relet the leased premises on satisfactory terms or otherwise.

          (b) Enter upon and take possession of the leased premises, by padlocking entrances if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Tenant and receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it for remodeling or repairing in order to relet the leased premises.

          (c) Enter upon the leased premises without being liable for prosecution of any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses that Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Subparagraph 22(c) caused by the negligence of Landlord.

          (d) Tenant stall not have the right to withhold or to offset rent, or to terminate this Lease except as expressly provided in Paragraph 42 or elsewhere in this Lease.

     23. WAIVER OF DEFAULT OR REMEDY: Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraph 22 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages, accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of rental following an event of default hereunder shall not be construed as a waiver of such event of default.

     24. ACTS OF GOD: Neither Landlord nor Tenant shall be required to perform any covenant or obligation in this Lease (other than the payment by Tenant of base rental and other sums due hereunder), or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God, force majeure or any other cause not within the control of such party.

     25. ATTORNEYS' FEES: In the event either Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or condition: contained in this Lease and the other party places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, the non-prevailing party agrees to pay the prevailing party's reasonable attorneys' fees for the services of the attorney.

     26. HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that if Landlord has given Tenant at least ten (10) days prior written notice to vacate the leased premises as of said expiration or termination of this Lease or some subsequent date, Tenant shall pay Landlord from and after said date as rental for the period of such hold over an amount equal to one and one-half times the rent which would have been payable by Tenant had the hold over period been a part of the original term of this Lease. Tenant agrees to vacate and deliver the leased premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether, with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. Tenant shall be liable to Landlord for all damage that Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the leased premises to such other tenant.

     27. ESTOPPEL CERTIFICATES: Tenant agrees to furnish Landlord or the holder or beneficiary under any mortgage which, if prior to this Lease, has executed a Nondisturbance Agreement in the form attached hereto as EXHIBIT B, and, if subsequent to this Lease, of, which Tenant has received written notice (the "Mortgagee") promptly, from time to time, upon request of Landlord or Mortgagee, a statement certifying to the extent true and if not, so stating, if applicable, that Tenant is in possession or the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of Some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Mortgagee. Landlord agrees to furnish Tenant promptly, from time to time, upon request of Tenant, a statement certifying to the extent true and if not, so stating, if applicable, that the Lease is in full force and effect; there is no existing default by reason of some act or omission by Tenant of which Landlord has actual knowledge; and such other matters as may be reasonably required by Tenant.

     28. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns to the extent permitted under this Lease. It is hereby covenanted and agreed that should Landlord's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event (a) this Lease nevertheless shall remain unimpaired and in full force and effect, (b) Tenant hereunder agrees to attorn to the then owner of the leased premises, and (c) Landlord shall be and is hereby entirely freed and relieved of all liability under this Lease accruing thereafter and the then owner of the leased premises shall be deemed to have assumed and agreed to carry out any and all covenants and obligations of Landlord under this Lease.

     29. RENT TAX: Notwithstanding anything to the contrary contained in Paragraph 3 hereof, if applicable in the jurisdiction where the leased premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, provided that Tenant shall not be liable for any taxes in the nature of currently existing federal, state or local income taxes imposed on Landlord as a result hereof.

     30. MISCELLANEOUS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

     31. NOTICE: (a) All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or at any other address within the United States as Landlord may specify from time to time by written notice.

          (b) All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

          (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) either the next business day after being sent by overnight courier or three (3) days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

     LANDLORD:                     TENANT:
     --------                      ------

     Trinity Properties, Ltd.      Flex Rx Pharmacy Services, Inc.
     200 Crescent Court            1810 Lincoln Highway
     Suite 1055                    North Versailles, PA 15137
     Dallas, Texas 75201           Attn: Director of Real Estate
                                   and
                                   Giant Eagle Inc.
                                   101 Kappa Drive
                                   RIDC Park
                                   Pittsburgh, PA  15236
                                   Attn: Director of Peal Estate

     32. BROKERAGE AND FEES: Tenant represents and warrants that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Terry Haines of The Baldwin Company and Jeff White and Mike McCartan both of Mark V Commercial Real Estate in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee, commission, finder's fee, or any other compensation of any kind or nature in connection with the negotiation or execution of this Lease, and Tenant shall indemnify and hold Landlord harmless from any costs (including, but not limited to, court costs, investigation costs and attorneys fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than the aforementioned, which Landlord specifically agrees to pay.

     33. LANDLORD'S LIMITED LIABILITY: Any and all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except only Landlord's interest in the leased premises and the Building.

     34. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT.

     35. TIME OF ESSENCE: TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE PROVISIONS OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, SUCH PROVISIONS OBLIGATING TENANT (a) TO MAKE TIMELY PAYMENT OF RENTAL AND OTHER SUMS DUE HEREUNDER, AND (b) TO CURE TENANT DEFAULTS HEREUNDER PURSUANT TO PARAGRAPH 21 HEREOF.

     36. RENEWAL OPTION: Provided that at the end of the immediately preceding term of this Lease, an event of default has not occurred and is continuing, Tenant shall have the right and option to renew this Lease for two (2) successive renewal terms of five (5) years each, exercisable by written notice delivered to Landlord no later than one hundred eighty (180) days prior to the expiration of the immediately preceding term, under the same terms, conditions and covenants contained herein, except:

          (a) Tenant shall have no further renewal options after the expiration of the second renewal term unless expressly granted by Landlord in writing;

          (b) The base rental for the first renewal term shall be $5.10 per square foot or $16,320.00 monthly;

          (c) The base rental for the second renewal term shall be $5.50 per square foot or $17,600.00 monthly.

     37.  CONSTRUCTION OF LEASED PREMISES:   (DELETED)

     38. ACCEPTANCE or LEASED PREMISES: Except as may be otherwise expressly provided herein and without in anywise abrogating or otherwise affecting Landlord's obligations to repair the leased premises as expressly set forth in this Lease, the leased premises shall be and are hereby accepted by Tenant in "AS IS" condition. Landlord shall promptly repair at its own cost any damage caused to the leased premises between the date hereof and the Commencement date resulting from the negligence or wilful misconduct of Landlord, its agents and contractors. Tenant will, at Tenant's sole cost and expense, furnish and install all interior trade equipment, furniture, trade fixtures, and other items, and perform all remodeling necessary for Tenant's conduct of business in the leased premises. In addition, except as may be otherwise provided herein Tenant shall be responsible for obtaining any and all licenses and permits (including occupancy permits) necessary or required by any governmental authority in connection with the use and occupancy of the leased premises, and Tenant shall make such changes or alterations in or to the leased premises as may be required by any such governmental authority. Notwithstanding the foregoing, Tenant shall not be obligated to make any structural changes to the leased premises or to comply with any other requirement of a governmental authority that does not directly relate to Tenant's particular manner of use and occupancy of the leased premises. (For example, if a governmental authority requires the installation of a fire alarm or fire sprinkler system in the leased premises, the cost thereof shall be paid by Landlord as a capital expense).

     Notwithstanding anything to the contrary in this Lease, Landlord has been responsible for costs associated with federal, state, and local code compliance as it applies to Certificates of Occupancy of Tenant for present occupancy, which Certificate has been provided to Tenant. Tenant shall be responsible for costs related to code compliance for intended use. Landlord shall provide the leased premises to Tenant on the Commencement Date with all systems in good working order.

     39.  OPTION TO PURCHASE/RIGHT OF FIRST OFFER:

          (a) Provided that Tenant is not then in default of any term, condition or covenant contained in this Lease, Tenant shall have the option to purchase the leased premises at any time during (i) the first fifty-one
     (51) months of the initial five (5) year term described in Paragraph 2 hereof (the "First Option Period") for a purchase price of One Million Three Hundred Thousand and no/100 Dollars ($1,300,000.00), (ii) the fifty-second (52nd) to sixty-third (63rd) month of the initial term (the "Second Option Period") for a purchase price of One Million Four Hundred Fifty Thousand and no/100 Dollars ($1,450,000.00), (iii) the first renewal option, if Tenant exercises its option to renew the Lease pursuant to the first renewal option, for a purchase price of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000.00), (iv) the first renewal option, if Tenant exercises its option to renew the Lease pursuant to the first renewal option, (A) for a purchase price of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000.00) or (B) the purchase price and upon the other terms and conditions set forth in the offer, as hereinafter defined, and (v) the second renewal option, if Tenant exercises its option to renew the Lease pursuant to the second renewal option, for the purchase price and other terms and conditions set forth in the Offer, which, in the case of clauses (iv) and (v), must be exercised within thirty (30) days following Tenant's receipt of written notice from Landlord that Landlord has either (x) entered into a written letter of intent with or (y) is prepared to accept a written offer from a qualified unaffiliated potential purchaser for the leased premises (the "Offer") and, if Tenant does not exercise the applicable right of first offer during that period, the applicable and any remaining rights of first offer shall terminate and be of no further force or effect unless Landlord fails to subsequently convey the leased premises to the identified offeree or an assign thereof in which case the provisions of clauses (iv) and (v) above, as applicable, shall continue in full force and effect. Notwithstanding anything to the contrary contained in this Lease, a conveyance or other transfer of the leased premises and/or Landlord's interest in this Lease to a partnership in which Smith/Allen, a Texas general partnership, is a general partner shall not entitle Tenant to exercise the rights of first offer described under clauses (iv) and (v) above.

          (b) Tenant shall exercise the options to purchase described under clauses (i), (ii) and (iii) of Subparagraph 39(a) above by providing Landlord with not less than 120 days written notice prior to the expiration of either the First Option Period or Second Option Period, as applicable. Simultaneously with Tenant's delivery of said notice, Tenant shall deposit One Hundred Thousand and no/100 Dollars ($100,000.00) as earnest money with a title company reasonably acceptable to Landlord and Tenant, all interest being payable to Tenant, to be either (i) returned to Tenant if Landlord fails to convey the leased premises to Tenant in accordance with this Paragraph 39 (provided that nothing contained herein shall preclude Tenant from seeking specific performance of Landlord's obligations hereunder),
     (ii) paid to Landlord if Tenant subsequently fails to purchase the leased premises as provided in this Paragraph 39 or (iii) applied against the applicable purchase price at the closing. Tenant's notice shall specify the closing date (the "Closing Date") for the property which shall not be fewer than thirty (30) days or more than one hundred twenty (120) days from the date of said notice. On the Closing Date, Landlord shall convey to Tenant, or any affiliate of Tenant identified by Tenant, good and indefeasible fee simple to the leased premises by special warranty deed, subject to no liens or encumbrances of record except those encumbrances which do not secure indebtedness existing at the Commencement Date and any subsequent matters of title expressly approved by, or reasonably acceptable to, Tenant. In return for the delivery of said special warranty deed, Tenant shall pay to Landlord the applicable purchase price set forth in Subparagraph 39(a) above in United States ready funds, with closing adjustments as hereinafter set forth and as determined in a manner consistent with the provisions of this Lease. Tenant shall only be obligated to pay rent hereunder through midnight of the date preceding the Closing Date, and this Lease shall terminate upon the closing of the purchase and sale described in this Paragraph 39. Landlord and Tenant shall equally share in the payment of all transfer taxes.

Tenant shall pay all recording and title insurance fees in connection with the closing. Landlord and Tenant shall each deliver to the other such additional documents and agreements, including applicable non-foreign entity affidavits and documents required by the title company, as may be reasonably necessary to fully effectuate the provisions of this Paragraph 39.

     40. LEASE CONTINGENCY: This Lease shall be subject in all respects to Tenant's receipt of a Nondisturbance Agreement by existing mortgagee of record as of the date hereof in the form attached hereto as Exhibit B.

     41. MEMORANDUM OF LEASE: A Memorandum of Lease in recordable form shall be executed by the parties hereto at the request of either party, which Memorandum of Lease shall include without limitation, the essential provisions of Paragraph 39 hereof.

     42. DEFAULT BY LANDLORD: TENANT'S REMEDIES: If Landlord should, fail to comply with Landlord's repair obligations set forth in Paragraph 7 hereof, except as a result of the occurrence of a casualty or condemnation which events are specifically addressed in this Lease, Tenant shall be entitled to undertake such repairs and set off up to twenty percent (20%) of monthly base rental, specified in subparagraph 3(a) and exclusive of any additional rental, to satisfy actual, direct costs incurred by Tenant and paid to unaffiliated third parties (or to affiliated parties if the applicable work has been performed on fully competitive terms) to effect said repairs, replacements or maintenance work for which Landlord is otherwise responsible under this Lease, but only in strict accordance with the following terms. Specifically, if Tenant in good faith determines that Landlord has failed to undertake said repairs, replacements or maintenance, Tenant shall provide Landlord with thirty (30) days written notice and cure with respect thereto. The notice shall contain such detail reasonably necessary to describe the required repairs and Landlord's claimed default. If Landlord does not undertake and complete said repairs prior to the expiration of the 30-day notice and cure period, together with such additional period of time reasonably necessary to complete said repairs if the repairs cannot be effected within said 30-day period and Landlord is diligently pursuing said repairs, Tenant may, at Tenant's sole option, and after giving Landlord fifteen (15) days notice of its intention to do so, undertake the required repairs in a good and workmanlike manner and set off from each successive monthly base rental payment up to twenty percent (20%) of said base monthly payments until all actual and direct costs incurred by Tenant and paid to unaffiliated parties (or to affiliated parties if the applicable work has been performed on fully competitive terms) in connection with said repairs are discharged and satisfied. Notwithstanding the foregoing, if landlord undertakes said repairs and, in good faith and in reliance upon reports and/or other assurances from its contractor(s), believes that the repairs have been completed, if, if Tenant subsequently determines that the repairs have not been satisfactorily effected, Tenant shall again provide Landlord with the same 30-day notice and cure period as described above before Tenant is entitled to exercise the repair and set off rights described in this paragraph. Except for the foregoing limits on Tenant's rights of set off offset or deduction from rent, this paragraph 42 shall not be in limitation of other rights available to Tenant at law or equity in the event of a default by Landlord under this Lease.

     In witness whereof, the parties have executed this Lease as of the, day and year first above written.


Signed at Dallas, this 20th day of February, 1991.

LANDLORD:                     TENANT:

Trinity Properties, Ltd.                     FlexRx Pharmacy Services, Inc.

By:   /s/ H.C. Allen, Jr.                    By:   /s/
   ----------------------------                 ---------------------------
     Name:  H.C. Allen, Jr.                  Name:
          ---------------------                   -------------------------
     Title:    V.P.                          Title:
           --------------------                    ------------------------



Attest: /s/ John R. Buten, Jr.               Attest: /s/ Charity J. Imbrie
     --------------------------                     ------------------------
                                                    Charity J. Imbrie
                                                    Secretary

                                    EXHIBIT A

                              Property Description




Being a 2.425 acre tract of land in Block D of CENTRAL PARK, an addition to the City of Richardson, Dallas County, Texas as recorded in Volume 73245, Page 1642, Deed Records of Dallas County, Texas, said 2.425 acre tract consisting of Lot 28 in Block D of CENTRAL PARK, as recorded in Volume 80119, Page 2384, Deed Records of Dallas County, Texas, and a 0.336 acre extension thereof, said 2.425 acre tract being more particularly described as follows:

BEGINNING at a point at the intersection of the North right-of-way line of Collins Boulevard and the East right-of-way line of Firman Drive, said point being the Southwest corner of said 2.425 acre tract;

THENCE North 00 degrees 38 minutes 41 seconds East, with said line of Firman Drive, a distance of 50.00 feet to the beginning of a curve to the right whose central angle is 29 degrees 03 minutes 25 seconds and whose center bears South 89 degrees 21 minutes 19 seconds East, a distance of 350.00 feet from said point;

THENCE with said curve to the right and the Easterly line of said Firman Drive, in a Northerly direction, an arc distance of 177.50 feet to a point for corner;

THENCE South 89 degrees 21 minutes 19 seconds East, a distance of 233.11 feet to the beginning of a curve to the left whose central angel is 24 degrees 52 minutes 28 seconds and whose center bears North 00 degrees 38 minutes 41 seconds East, a distance of 477.47 feet from said point;

THENCE with said curve to the left in a Northeasterly direction, an arc distance of 207.29 feet to a point for corner;

THENCE South 00 degrees 38 minutes 41 seconds West, a distance of 264.28 feet to a point for corner in the said North line of Collins Boulevard;

THENCE North 89 degrees 21 minutes 19 seconds West, with said line of Collins Boulevard a distance of 478.00 feet to the place of beginning; and containing 105,629 square feet or 2.425 acres of land.

NOW KNOWN AS Lot 28 in Block D of the Replat of Lot 28 in Block D of CENTRAL PARK, an addition to the City of Richardson, Dallas County, Texas, according to the map thereof recorded in Volume 81107, Page 463, Map Records of Dallas County, Texas.

                                    EXHIBIT B

                         The Initial Tenant Improvements

                                     PYRAMID
                             BUILDING SYSTEMS, INC.

                                October 11, 1990



Mr. Joseph Antoon
Aetos Construction Company
P.O. Box 11591
Pittsburgh, PA  15238

Re:  Flex RX
     909 E. Collins
     Richardson, Texas

Dear Joe:

     We greatly appreciate the opportunity to quote the remodel work on the above referenced project.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------.

GENERAL CONDITIONS

     -    Building permit
     -    Temporary telephone
     -    Clean up
     -    Supervision  -  full time
     - all applicable sales taxes (State of Texas requires tax of 8-1/4% on labor and materials on a remodel project)

PAVEMENT MARKINGS

     -    Re-strips existing parking

LANDSCAPING

     - An allowance of $300.00 is included to repair the landscaping along Firman where the tap for the fire sprinkler is to be made.

Mr. Joe Antoon                                                            Page 2
Pittsburgh, PA

MISCELLANEOUS STEEL

     - Furnish and install 18' x 14' x 7' tall cage with locking door and pass through window.

FINISH CARPENTRY

     -    Repair door on existing cabinets in the new non-smoking lunch room.

ROOFING

     -    Remove and replace parapet flashing at the perimeter of the building.

     -    Remove and replace cap flashing at the perimeter of the building.

SEALANTS

     -    Apply one coat water repellant coating to the building exterior.

     - Dust blast approximately 840 sq.ft. of interior wall in northwest section of building where evidence of mold/mildew exists.

     -    Re-caulk all storefront glazing.

DOOR AND HARDWARE

     -    Re-use existing doors to the greatest extent possible.

     - Furnish and install (1) pair of 6' x 7' hollow metal doors in the wall between the warehouse and production. Door to have closers, lock set and flush bolts and 10" x 10" windows.

     - Furnish and install new doors closers and push/pull plates at the Men's and Women's Lockers, the lease area restrooms and the restrooms in the Production Area.

DRYWALL

     -    Remove and haul off approximately 158 lineal feet of separation wall.


     -    Remove and haul off approximately 445 lineal feet of interior walls.

     - Furnish and install approximately 252 lineal feet of 2-hour separation wall.

Mr. Joe Antoon                                                            Page 3
Pittsburgh, PA

(Drywall, continued)

     - Furnish and install approximately 204 lineal feet of interior partition walls.

     -    Remove and haul off all vinyl faced ceiling tile.

     - Remove ceiling tile and grid as necessary for installation of the fire sprinkler system.

     -    Reinstall ceiling tile and grid as necessary.

     - Install new ceiling tile in all areas that currently have vinyl covered tile.

     -    Replace water stained and damaged tile as necessary.

     -    Replacement ceiling tiles to be Armstrong Cortega or equal.

FLOOR COVERING

     - Remove and haul off approximately 21,900 square feet of existing carpet and vinyl floor covering.

     - Furnish and install approximately 23,285 square feet of VCT in the following areas:

               Warehouse                Both locker rooms
               Production               Lease Area Restrooms
               Data Entry               Restrooms in Production Area
               Loading dock             Janitor's room

     -    Existing restrooms by the main entry to be left as existing.

     - Furnish and install approximately 1,026 sq.yds. of carpet at an installed allowance of $15.00 per square yard throughout the offices and customer service areas.

PAINTING

     - Fire tape only 2-hour separation wall above the ceiling on Flex RX side and floor to roof deck on the lease space side.

     - Tape and bed all new sheetrock walls ready for paint except in the Lease Area.

     -    Patch existing walls as necessary.

     -    Paint all new and existing walls to the ceiling grid.

     -    Repaint all existing overhead doors and associated dock angles.

Mr. Joe Antoon                                                            Page 4
Pittsburgh, PA

(Painting, continued)

     -         Paint new cap flashing at the perimeter of the building.

     -         Patch and repaint both exterior soffits.

PLUMBING

     LEASE AREA

     (2)       tank type water closets
     (2)       lavatories
     (1)       remove sink
     (1)       remove electric water cooler
     (25')     saw cut and remove concrete
     (25')     Pyramid to patch back
     (25')     sanitary sewer
     (50')     water piping in walls
     (2)       tie to existing water
     (1)       tie to existing sanitary sewer
     (1)       separate gas for lease area
     (1)       coordinate with Lone Star Gas for new meter

     PHARMACY

     (3)       remove existing unit heaters
     (4)       gas to new HVAC units
     (1)       retest and re-strap gas on roof
     (2)       tank type water closets
     (2)       urinals
     (2)       lavatories
     (1)       relocate janitorial sink
     (10)      remove air drops to above ceiling
     (2)       vacuum remove piping
     (1)       remove air compressor and dryer to outside of building

               Check all restrooms and make operable

H.V.A.C.

     - Service existing units including cleaning and recombing the condenser coils, recharging and cleaning contacts.

     -         Modify and existing duct work as necessary.

     - REPLACE existing P.V.C. condensate lines on the roof with COPPER TO meet CURRENT BUILDING CODES requirements of Richardson.

     - Add (2) 7-1/2-ton roof top units with all necessary duct work in the Warehouse Area.

     - Add (2) 10-ton roof top units with all necessary duct work in the Production Area.

Mr. Joe Antoon                                                            Page 6
Pittsburgh, PA

(Electrical continued)

     LOCKER ROOMS

     (4)       2x4 layins with lamps
     (2)       bath vents (no ducting included)
     (4)       single pole switches

     DRUG CAGE

     (1)       IG double duplex receptacle
     (2)       duplex receptacles
     (1)       phone stub ups
     (1)       data stub up

     WAREHOUSE LIGHTING

     (31)      remove 8' two lamp fixtures
     (73)      install 2x4 layins with lamps

     PRODUCTION LIGHTING

     (24)      remove 8' two lamp fixtures
     (191)     install or relocate 2x4 layins with lamps

     DATA LIGHTING

     (30)      install or relocate 2x4 layins with lamps

     RESTROOM AND JANITOR ROOMS

     (3)       2x4 layins with lamps
     (1)       8' two lamp strip with lamp
     (1)       bathroom vent (no ducting included)

     INVENTORY RACK ROOM AND OFFICES

     (21)      2x4 layins with lamps
     (01)      single pole switch
     (03)      duplex receptacles

     CONFERENCE ROOM

     (8)       2x4 layins with lamps
     (2)       single pole switchers
     (4)       duplex receptacles
     (1)       phone stub up
     (1)       data stub up

Mr. Joseph Antoon                                                         Page 7
Pittsburgh, PA

     COMPUTER ROOM

     (1)       200 amp 208 volt 3-phase shunt trip main breaker 24 circuit
     (1)       shunt trip button
     (1)       twist lock IG single receptacle
     (1)       two circuit with (6) IG receptacle strip
     (1)       30 amp 208 volt five wire receptacle
     (1)       30 amp 240 volt four wire receptacle
               Halon panel hook up
               Hook up on UPS, supplied by others
               Hook up on (2) 100 amp 3-phase disconnect as part of the UPS system, supplied by others
               Computer ground per prints

     HOOK UP AND CIRCUIT FOR THE FOLLOWING EQUIPMENT

     (2)       roof top 10-ton gas units
     (2)       roof top 7-1/2-ton gas units
     (1)       5-ton split computer AC unit

     DEMOLITION

               Disconnect air compressor
     (31)      disconnect duplex receptacle
     (26)      disconnect duplex receptacles, floor
     (26)      disconnect phone outlets, floor
     (01)      disconnect on air control
     (08)      disconnect cord drops
     (08)      disconnect pipe drops
     (01)      disconnect BX drops

     LEASE SPACE

     (3)       2x4 layin with lamps
     (1)       8' two lamp strip
     (1)       bathroom vent
     (1)       keyless w/100 watt A type fixture
     (5)       single pole switches
     (1)       duplex receptacle

     MISCELLANEOUS

     Relamp 200 lamps
     Reballast 20 ballasts
     Relens 30 lens

Please note that pricing for the Computer Room, the Filler Stations, Data Stations and the Customer Service Area is based on plans for the Franstech Building in East McKeesport, PA.

Mr. Joe Antoon                                                            Page 8
Pittsburgh, PA

EXCLUSIONS

     -         Portable toilets
     -         Temporary water
     -         Temporary power
     -         Temporary heat
     -         Architectural and Engineering Fees
     -         Fire or security alarm system
     -         Factory Mutual or I.R.I. rating of the fire protection system
     -         Main service upgrade
     -         UPS service supplied by others
     - Patching existing blisters in built-up roof (we suggest you inspect the roof to see if you concur 4 to 6 blisters may need repairing)

ALLOWANCES

     -         Carpet installed at $15.00 per square yard
     - Relamping, reballasting and installation of new lens on the existing light fixtures is an allowance of $1,400.00.
     -         Landscaping repair is an allowance of $300.00

We look forward to working with you on this project.

Please do not hesitate to contact us with any questions.

Cordially,


Bob McDonald
Project Manager

BMC/gh

bcc: Terry Haines
     The Baldwin Companies




LANDLORD AND TENANT ACKNOWLEDGE THAT WORK DESCRIBED IN THIS EXHIBIT B TO OR ON THE ROOF SHALL BE UNDERTAKEN AND/OR INSTALLED IN SUCH A WAY AS TO NO INCREASE LANDLORD'S REPAIR OBLIGATIONS UNDER THIS LEASE.

                       SUBORDINATION, NON-DISTURBANCE, AND
                              ATTORNMENT AGREEMENT

     This Subordination, Non-Disturbance, and Attornment Agreement is made and entered into as of the day of , 19 , by and among FLEX RX PHARMACY SERVICES, INC., a PENNSYLVANIA CORPORATION (hereinafter referred to as "Tenant"), Trinity Properties, Ltd., a Texas limited partnership ("Landlord"), and NCNB Texas National Bank, a national baking association ("Lender"), Tenant being the tenant
under a lease (the "Lease") from Landlord, dated          , 19   , pertaining to
certain space (the "Premises") in the building on land ("Land") located in , Texas, and more particularly described in EXHIBIT A attached hereto (the Land, the building, and all other improvements on the Land referred to herein as the "Property").

     For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual covenants and agreements herein contained, Tenant, Landlord, and Lender hereby agree as follows:

     1. ACKNOWLEDGEMENT OF LENDER. Tenant hereby acknowledges that it is aware that the Landlord's interest in the Lease has been assigned to Lender in connection with the financing of the Property by Lender. Tenant further acknowledges that it is aware that Landlord has executed an delivered, to Lender a deed of trust and certain other security agreements ("Security Documents") granting to Lender liens against, and security interests in, the Property.

     2. SUBORDINATION. Tenant hereby acknowledges and agrees that the Lease, and Tenant's leasehold estate created thereby, excluding, however, all rights to insurance proceeds, and purchase rights if any, but including condemnation awards, shall be and are completely and unconditionally subject and subordinate to the liens of the Security Documents and to all the terms, conditions and provisions thereof, and to all advances made or to be made thereunder, and to any renewals or extensions thereof.

     3. NON-DISTURBANCE. Lender hereby agrees that, so long as Tenant is not in default in the payment of the rent, additional rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any other provision of the Lease, all of Tenant's rights and privileges under the Lease or any renewal of extension thereof, including without limitation, the right of possession of Tenant to the Premises, shall not be affected, interfered with, or disturbed by Lender in the exercise of any of its rights under the Security Documents.

     4. ATTORNMENT. Tenant hereby agrees that if Lender obtains title to the Property through foreclosure or deed in lieu of foreclosure or otherwise, or if another party purchases the Property at foreclosure proceedings instituted by Lender, Tenant will continue to occupy the Premises under the same terms and conditions of the Lease and will attorn to the Lender, its successors and assigns, or such other party, its successors and assigns, to the same extent and with the same force as if Lender or such other party were the Landlord under the Lease.

     5. NOTICE TO LENDER. Tenant shall send a copy of all notices of default sent to Landlord to Lender, at the address herein stated, postage prepaid, certified or registered mail, return receipt requested. No such notice of default will be effective, and the applicable periods of time to cure such defaults will not begin to run, until Lender receives such notice. Before Tenant may exercise any rights under the Lease, or otherwise, arising from such default, including any right to offset rent or terminate the Lease, Lender shall be permitted to cure any such default within the period of time during which Landlord would be permitted to cure such default, but in any event Lender shall have a period of at least thirty (30) days after receipt of a copy of the notice of default, and, if such default cannot be cured within such thirty (30) day period, Lender shall have such additional period of time after the expiration of such thirty (30) day period as may be reasonably necessary in order to cure such default as long as Lender commences curing such default within such thirty (30) day period and proceeds with diligence and continuity to cure such default, including such additional period of time as may be reasonably necessary under the circumstances to obtain possession of the Property and thereafter cure such default with reasonable diligence and continuity.

     6. PAYMENTS. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due dates therefor. After receipt of written notice from Lender that the rentals under the Lease should be paid directly to Lender, Tenant will pay to Lender all rentals and other moneys due and to become due to Landlord under the Lease. Landlord hereby authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Lender in accordance with this Agreement.

     7. AMENDMENT OF LEASE. Tenant will not amend, alter, terminate, or consent to the amendment, alteration, or termination, of the Lease without the prior written consent of Lender, which will be unreasonably withheld, and no termination of the Lease, whether pursuant to the terms of the Lease or otherwise, will be effective without the prior written consent of Lender, which will not be unreasonably withheld.

     8. LIMITATION OF LIABILITY. If Lender takes possession of and title to the Property through foreclosure, deed in lieu of foreclosure, or otherwise, of if another party purchases the Property at foreclosure, Tenant will look solely to the interest of Lender, or such party, their successors and assigns, in the Property for recovery of any judgment from Lender, its successors and assigns, an in no event shall Lender, or such party or their successors and assigns, ever by personally liable for such judgment. Lender, such party, their successors and assigns, shall be released of all liability for the obligations of Landlord under the Lease for events arising subsequent to the transfer of the Property by lender, such party , or their successors and assigns, Lender, such party, or their successors or assigns, shall not be (i) liable for any act or omission of any prior landlord, (ii) bound by any payment of rent or other charges under the Lease paid more than one month in advance, (iii) bound by any amendment or modification of the Lease, made without Lender's prior written consent, which will not be unreasonably withheld, or (iv) obligated to complete any pre-occupancy construction work, or otherwise obligated for any such construction related obligations.

     9. NOTICES. For purposes of all notice requirements hereof, the names and addresses of Lender, Landlord, and Tenant shall, until changed, be as follows:

               Lender:

               NCNB Texas National Bank
               1201 Main Street
               P.O. Box 832003
               Dallas, Texas  75283-2003
               Attention:  Sandra P. Wooten

               Landlord:

               Smith Allen
               200 Crescent Court
               Suite 1055
               Dallas, Texas  75201
               Attention:  Frederick M. Smith II

               Tenant:

               FLEX RX Pharmacy Services, Inc.
               1810 Lincoln Highway
               North Versailles, PA  15137
               Attn:  Director of Real Estate
                         and
               Giant Eagle Inc.
               101 Kappa Drive
               RIDC Park
               Pittsburgh, PA  15238
               Attn:  Director of Real Estate

Lender, Landlord, and Tenant shall have the right to change the addresses for notices to them by giving the other parties hereto written notice of such change to the addresses set forth above.

     10. BINDING ON ASSIGNS. This Agreement shall insure to the benefit of and shall be binding upon Lender, Landlord, Tenant, and their successors and assigns.

     11. INVALIDITY. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED BY THE LAWS OF THE STATE OF TEXAS.

     13. COUNTERPARTS. This Agreement may be executed in counterparts, all of which when taken together shall constitute but one complete document.

     EXECUTED as of the day and year above written in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

                              NCNB TEXAS NATIONAL BANK,
                              A NATIONAL BANKING ASSOCIATION


                              By:
                                 -------------------------------------

                              Name:
                                   -----------------------------------

                              Title:
                                    ----------------------------------

                              SMITH ALLEN,
                              A TEXAS GENERAL PARTNERSHIP


                              By:
                                 -------------------------------------
                                 Frederick M. Smith, II,
                                 general partner


                              By: /s/H.C. Allen, Jr.
                                 -------------------------------------
                                 H.C. Allen, Jr.,
                                 general partner


                              FLEX RX PHARMACY SERVICES, INC.
                              A PENNSYLVANIA CORPORATION


                              By:
                                 -------------------------------------

                              Name:
                                   -----------------------------------
ATTACHMENTS
EXHIBIT A LAND                Title:
                                    ----------------------------------